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                                                                      Exhibit 21


                    THE WALT DISNEY COMPANY AND SUBSIDIARIES


Name of subsidiary                                     State of Incorporation
- ------------------                                     ----------------------

Buena Vista Home Video, Inc.                           California

Buena Vista International, Inc.                        California

Buena Vista Pictures Distribution, Inc.                California

Buena Vista Television                                 California

EDL Holding Company                                    Delaware

Fidelity Television, Inc.                              California

KCAL-TV, Inc.                                          California

Lake Buena Vista Communities, Inc.                     Delaware

The Disney Channel                                     California

The Disney Store, Inc.                                 California

Walt Disney Pictures and Television                    California

Walt Disney World Co.                                  Delaware

WCO Parent Corporation                                 Delaware